Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Aaron D. Peck	Leslie Loyet
Co-Chief Investment Officer	(312) 640-6672
(773) 380-6447

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 21, 2010

DEERFIELD CAPITAL CORP. ANNOUNCES EXCHANGE OF

REMAINING $25 MILLION OF TRUST PREFERRED SECURITIES

CHICAGO, October 21, 2010 — Deerfield Capital Corp. (NASDAQ: DFR) (“DFR” or the “Company”) today announced that, effective October 20, 2010, it exchanged the remaining $25 million of its original $120 million tranche of trust preferred securities for $25 million of junior subordinated notes due 2035 (the “New Notes”).  The terms of and covenants governing the New Notes are substantially similar to those applicable to the junior subordinated notes issued by DFR on March 4, 2010 in exchange for the other $95 million of its trust preferred securities.  The previously issued junior subordinated notes contained an interest rate accommodation, while the New Notes retain the original annual interest rate applicable to the trust preferred securities of LIBOR plus 3.50 percent.  The covenants governing the New Notes are substantially less restrictive than those applicable to the exchanged trust preferred securities.

Commenting on the exchange, DFR’s chief executive officer, Jonathan Trutter said, “Exchanging the last of our trust preferred securities for new junior subordinated notes with less restrictive covenants greatly enhances our financial flexibility going forward.  This exchange completes a series of transactions during 2010 designed to strengthen our balance sheet.”

About the Company

DFR, through its subsidiaries Deerfield Capital Management LLC and Columbus Nova Credit Investments Management, LLC, manages client assets, including bank loans and other corporate debt, residential mortgage-backed securities, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and residential mortgage-backed securities.

For more information, please go to the Company’s website, at www.deerfieldcapital.com.

Notes Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations.  Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made.  Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of the Company.  Forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements.  Due to known and unknown risks, actual results may differ materially from expectations or projections.  Forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date of this press release.  All future written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referenced above.  In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

Certain factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2009, quarterly reports on Form 10-Q and other public filings with the SEC and public statements. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.